UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2005

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-14431 (Commission File Number)	95-4676679 (I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California (Address of principal executive offices)		91773 (Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On May 17, 2005 the Shareholders of American States Water Company 2003 approved amendments to the Non-Employee Directors Stock Plan to increase the maximum number of options granted annually to each director on the date of each annual meeting during the term of the 2003 Non-Employee Directors Stock Plan from 1,000 to 3,000 and to limit the number of stock units that may be credited to non-employee directors to 118,000. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

On May 17, 2005 the Shareholders of American States Water Company approved amendments to the American States Water Company 2000 Stock Incentive Plan to increase the aggregate number of common shares that may be delivered pursuant to awards to be granted under the 2000 Plan from 750,000 to 1,050,000 common shares. The Plan, as amended, is attached hereto as Exhibit 10.2.

Section 5-Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 17, 2005 the Board of Directors approved an amendment to the Southern California Water Company Bylaws to reduce the number of Directors from seven to six due to the death of Board Member Jean E. Auer. The Bylaws, as amended, are attached hereto as Exhibit 3.1.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The following documents are filed as Exhibits to this report:

Exhibit No.	Description

3.1	Amended Bylaws of Southern California Water Company

10.1	Amended American States Water Company 2003 Non-Employee Directors Stock Plan

10.2	Amended American States Water Company 2000 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
Date: May 17, 2005	/s/ Robert J. Sprowls
Robert J. Sprowls
Sr. Vice President, Chief Financial Officer, Treasurer and Corporate Secretary